EXHIBIT 23
                                   ----------



                         Consent of Independent Auditors



     We consent to the use of our reports dated December 3, 1997 and December 13, 1997, with respect to the statements of revenue and certain expenses of the Kittery Acquired Properties and the Niagara Acquired Properties, respectively, for the year ended December 31, 1996, included in this Form 8-K/A.


                                           Ernst & Young LLP

     Baltimore, Maryland
     December 29, 1997